UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): February 5, 2007

HANDHELD ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 Bryant Street, Suite 403 San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

                 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K relating to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 5, 2007, Handheld Entertainment, Inc. (“HHE”) acquired (the “Acquisition”) 100% of the equity interest of Putfile Limited (“Putfile”) from Gordon and Robert Page (collectively “Page”) pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated as of February 5, 2007, by and between HHE and Page.

The consideration paid in the Acquisition (which was determined as a result of arms’-length negotiations and which was based upon an analysis of Putfile’s current and projected business activity in addition to comparable companies and transactions) consisted of a combination of cash of approximately $1,080,000, $500,000 which is due on closing and approximately $580,000 which is payable over the following twelve months and $6,000,000 in HandHeld Entertainment restricted common stock or 2,092,050 common shares.

HHE has granted Page registration rights with respect to the shares of common stock issued as past of the transaction. The common stock is subject to a leak out provision whereby 1/12th of the shares become free-trading each month during the next 12 months.

Putfile operates a leading free digital media website, Putfile.com, featuring user-generated content that attracts as many as 9.5 million unique visitors each month. Launched in June 2005, Putfile.com generates more than 61 million monthly page views and has more than 1.4 million registered users. It also more than 320,000 user-generated videos available for free online viewing and hosts more than 80,000 creative media uploads to its Web site last week alone (e.g. pictures, videos, flash media animations, etc.). Additionally, last week Putfile.com was ranked the 1,093rd most visited Web site in the world according to Alexa.

Item 8.01    Other Events

On February 6, 2007, HHE issued a press release announcing the Acquisition, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement by & among Handheld Entertainment, Inc., Gordon Page and Robert Page

10.1	Registration Rights Agreement

99.1	Press release dated February 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.

Dated: February 7, 2007	By:	/s/ Jeff Oscodar
Name: Jeff Oscodar
Title: President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement by & among Handheld Entertainment, Inc., Gordon Page and Robert Page

10.1	Registration Rights Agreement

99.1	Press release dated February 6, 2007